6

7


As filed with the Securities and Exchange Commission on December
20, 2002

                                        Registration No. _______

________________________________________________________________
________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.   20549

                           FORM   S-8

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933


                STANDEX INTERNATIONAL CORPORATION
    (Exact name of issuer as specified in its Certificate of
                         Incorporation)


         Delaware                  31-0596149
------------------------   -----------------------------------
(State of Incorporation)  (I.R.S. Employer Identification No.)


6 MANOR PARKWAY, SALEM, NEW HAMPSHIRE       03079
---------------------------------------     ---------
(Address of principal executive offices)    Zip Code)


                STANDEX INTERNATIONAL CORPORATION
                  EMPLOYEE STOCK PURCHASE PLAN
                      (Full Title of Plan)


                        Deborah A. Rosen
              c/o Standex International Corporation
                         6 Manor Parkway
                  Salem, New Hampshire   03079
             (Name and Address of agent for service)

                          603-893-9701
  (Telephone Number, including area code, of agent for service)



                 Calculation of Registration Fee

------------------------------------------------------------------------------

                                    Proposed     Proposed
Title of                            Maximum      Maximum
Securities                          Offering     Aggregate      Amount of
to be            Amount to be       Price Per    Offering       Registration
Registered       Registered (1)     Share        Price (2)      Fee
-----------------------------------------------------------------------------
Common Stock       200,000          $23.53        $4,706,000      $433
par value
$1.50 per share

-----------------------------------------------------------------------------
NOTES:   1. In addition, pursuant to Rule 416(c) under the
            Securities Act of 1933, as amended, (the
            "Securities Act") this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

            2.  Estimated solely for the purpose of
            calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act upon the basis of the average of the high and low sale price of the Company's Common Stock, par value $1.50 per share (the "Common Stock") as reported on the New York Stock Exchange on December 18, 2002.


                            PART II.

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

     On January 26, 1998, Standex International Corporation (the

"Company") filed with the Securities and Exchange Commission (the

"Commission") a Registration Statement on Form S-8 (Registration

No. 333-44953)  (the "Prior Registration Statement") relating to shares of the Company's Common Stock to be issued pursuant to the

Standex International Corporation Employee Stock Purchase Plan

(the "Plan"), as amended, and the Prior Registration Statement is currently effective.  The contents of the Prior Registration

Statement are incorporated herein by reference and are updated as provided below.

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are incorporated in this Registration Statement by reference:

     (1)  The Company's Annual Report on Form 10K for the year ended

June 30, 2002, filed pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")

or the latest prospectus filed pursuant to Rule 424(b) under the

Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (2)  All other reports filed pursuant to Section 13(a) or 15(d)

of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3)  The description of the Common Stock contained in the

Registration of Securities on Form 8-B dated June 12, 1975,

including any amendment or report filed for the purpose of

updating such description.



All documents filed by the Company pursuant to Section 13(a),

13(c) 14 and 15(d) of the Exchange Act after the date of this

Registration Statement and prior to the filing of a post-

effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated in this

Registration Statement by reference and shall be deemed a part hereof from the date of filing of such documents.  In lieu of an opinion of counsel concerning compliance with the requirements of

ERISA or an Internal Revenue Service (the "IRS") determination letter that the Plan is qualified under Section 401 of the

Internal Revenue Code, the Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be decreed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein

modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration

Statement.



ITEM 8.   EXHIBITS.

     The following exhibits are filed (except where otherwise

indicated) as part of this Registration Statement.

       23.  Consent of Deloitte & Touche LLP, Independent Auditors.

       24.  Powers of Attorney from John Bolten, Jr., David R. Crichton,

            Roger L. Fix, William R. Fenoglio, Walter F. Greeley, Daniel B.

            Hogan, Thomas L. King, C. Kevin Landry, H. Nicholas Muller, III,

            and Deborah A. Rosen.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933,

the Registrant certifies that it has reasonable grounds to

believe that it meets all of the requirements for filing on Form

S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, County of Rockingham and the State of New

Hampshire, on the 20th day of December, 2002.

                           STANDEX INTERNATIONAL CORPORATION


                           By:/S/Edward J. Trainor
                           -----------------------------------
                               Edward J. Trainor, Chairman/CEO

    Pursuant to the requirements of the Securities Act of 1933,

this Registration Statement has been signed below by the

following persons in the capacities and on the date indicated.

Date                Signature                 Title

                    /s/  Edward J. Trainor
December 20, 2002   -----------------------   Chairman/CEO
                    Edward J. Trainor

                    /s/  Christian Storch
December 20, 2002   ---------------------     Vice President/CFO
                    Christian Storch

                    /s/  Robert R. Kettinger
December 20, 2002   ------------------------  Corporate Controller
                    Robert R. Kettinger


    Edward J. Trainor has signed below on December 20, 2002 as attorney-in-fact for the following Directors of the Registrant:

          John Bolten, Jr.          Daniel B. Hogan

          David R. Crichton         Thomas L. King

          William R. Fenoglio       C. Kevin Landry

          Roger L. Fix              H. Nicholas Muller, III

          Walter F. Greeley         Deborah A. Rosen



                              /s/  Edward J. Trainor
                              --------------------------
                              Edward J. Trainor

                                `

                          EXHIBIT INDEX


                                                  SEQUENTIAL
EXHIBIT                                              PAGE NO.


23.  Consent of Deloitte & Touche LLP, Independent Auditors.

24.  Powers of Attorney from John Bolten, Jr., David R. Crichton,
          William R Fenoglio, Roger L. Fix, Walter F. Greeley, Daniel B. Hogan, Thomas L. King, C. Kevin Landry, H. Nicholas Muller, III and Deborah A. Rosen.